Exhibit 77Q-1


AMENDMENT TO BY-LAWS

INVESTMENT GRADE MUNICIPAL INCOME FUND
INC.

CERTIFICATE OF VICE PRESIDENT AND
SECRETARY



	I, Dianne E. O' Donnell, Vice
President and
Secretary of Investment Grade Municipal
Income Fund, Inc.
(the "Corporation"), hereby certify that, at a duly convened meeting of the Board of Directors of the Corporation held on
November 12, 1998, the directors adopted the following resolution, to become effective as of January 22, 1999:

RESOLVED:	That the following Sections
be, and they
hereby are, amended by adding the
following Sections 9 and
10 to Article II:

Section 9.	NOMINATION.  Subject to the
rights of
holders of any class or series of stock
having a preference over
the Corporation's common stock as to
dividends or upon
liquidation, nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any stockholder who is entitled to vote for the election of directors.
However, any such
stockholder may nominate a director only by notice in writing delivered or mailed by first class United
States mail, postage
prepaid, to the Secretary of the
Corporation, and received by
the Secretary not less than (i) with
respect to any nomination
to be introduced at an annual meeting of stockholders, one hundred and twenty days in advance of the anniversary of the date the Corporation's proxy statement was first released to stockholders in connection with the previous year's annual meeting, and (ii) with respect to any nomination to be introduced at a special meeting of stockholders, the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record or beneficial owner of stock of the Corporation entitled to vote at such meeting
(together with such proof thereof as would meet the requirements for proposals that are to be included in the
Corporation's proxy statements pursuant to
Rule 14a-8 under
the Securities Exchange Act of 1934, as
amended, or any
successor to such Rule) and intends to
appear in person or by
proxy at the meeting to nominate the
person or persons
specified in the notice; (c) the class and number of shares of stock held of record, owned beneficially and represented by proxy by such stockholder as of the record date for the meeting (if such date shall then have been made publicly available) and as of the date of such notice. The chairperson of the meeting may refuse to acknowledge a nomination by any stockholder that is not made in compliance with the foregoing procedure.

Section 10.	STOCKHOLDER PROPOSAL.  Any
stockholder who is entitled to vote in the election of directors may submit to the Board of Directors proposals to be considered for submission to the stockholders of the
Corporation for their vote. The
introduction of any stockholder
proposal that the Board of Directors
decides should be voted
on by the stockholders of the Corporation, shall be made by notice in writing delivered or mailed by first class United
States mail, postage prepaid, to the
Secretary of the
Corporation, and received by the Secretary not less than (i) with respect to any proposal to be introduced at an annual meeting of stockholders, one hundred and twenty days in advance of the anniversary of the date the Corporation's proxy statement was first released to stockholders in connection with the previous year's annual meeting, and
(ii) with respect to
any proposal to be introduced at a special meeting of stockholders, the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (a) the proposal to be introduced; (b) the name and address of the stockholder who intends to make the proposal; (c) a representation that the stockholder is a holder of record or beneficial owner of stock of the Corporation entitled to vote at such meeting (together with such proof thereof as would meet the requirements for proposals that are to be included in the
Corporation's proxy statements pursuant to
Rule 14a-8 under
the Securities Exchange Act of 1934, as
amended, or any
successor to such Rule) and intends to
appear in person or by
proxy at the meeting to introduce the
proposal or proposals,
specified in the notice; and (d) the class and number of shares of stock held of record, owned beneficially and represented by proxy by such stockholder as of the record date for the meeting (if such date shall then have been made publicly available) and as of the date of such notice. The chairperson of the meeting may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedure.





By:  /s/Dianne E. O'Donnell
      	------------------------------
   	Dianne E. O'Donnell
      	Vice President and Secretary
       Investment Grade Municipal Income
Fund Inc.